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                                                                     Exhibit 16


                 [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]


                                                          April 17, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re: Pivot Rules, Inc.

Ladies and Gentlemen:

            We have read the section entitled "Change in Accountants" of Pivot Rules, Inc.'s Form SB-2 filed on April 17, 1997 and are in agreement with the statements contained therein.

                                              Very truly yours,


                                          /s/ Richard A. Eisner & Company, LLP